UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2510 East Sunset Road, Suite 5 #925 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 608-1990

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Interim Vice President, Finance & Administration Services Agreement

Effective September 22, 2026, Rainmaker Worldwide Inc. (the “Company”) entered into an Interim Vice President, Finance & Administration Services Agreement (the “VP Finance Agreement”) with 2752128 Ontario Ltd. (“2752128”), pursuant to which 2752128 will provide finance, accounting, financial reporting and corporate-administration services principally through Kelly White through December 31, 2026, unless earlier terminated or extended.

Ms. White is a director and Treasurer of the Company and has been designated as the Company’s Principal Financial Officer and Principal Accounting Officer. She is also President of 2752128. Ms. White’s corporate positions and SEC reporting designations are separate from the services provided under the VP Finance Agreement, and compensation under the agreement is solely for her operational services as Vice President, Finance & Administration.

The Company will pay 2752128 US$2,500 per month, prorated for any partial calendar month, representing total base compensation of US$8,250 if the agreement remains in effect through December 31, 2026. Compensation accrues as services are performed and may be deferred if the Company does not have sufficient available cash to make payment when earned.

The VP Finance Agreement replaces the Company’s prior Interim Vice President, Finance Services Agreement effective May 1, 2026, which remained in effect through September 21, 2026. Amounts properly earned or accrued under the prior agreement remain payable. Ms. White disclosed her interest in the VP Finance Agreement and abstained from its approval by the Board. Michael A. Skinner and Ryan D. Moore, as the disinterested directors, approved the agreement.

The foregoing description is qualified in its entirety by reference to the VP Finance Agreement filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Interim Strategic Management Services Agreement

Also effective September 22, 2026, the Company entered into an Interim Strategic Management Services Agreement (the “Management Services Agreement”) with Rainmaker Worldwide Inc., an Ontario corporation operating as Miranda Water Technologies (“Miranda”), pursuant to which Miranda will provide strategic advisory and management support, capital-markets, stakeholder, government-relations, marketing and public-company communications services principally through Michael A. Skinner, Ryan D. Moore and Catia Skinner through December 31, 2026, unless earlier terminated or extended.

Mr. Skinner is a director, President and Principal Executive Officer of the Company, and Mr. Moore is a director and Secretary. Messrs. Skinner and Moore have management, directorship and financial interests in Miranda, and Catia Skinner has management and financial interests in Miranda. The agreement excludes compensation for Mr. Skinner’s and Mr. Moore’s service as directors or officers of the Company and excludes matters involving the commercial, financial or ownership relationship between the Company and Miranda, which remain subject to separate Board oversight.

The Company will pay Miranda an aggregate fee of US$1,500 per month for the combined services provided under the agreement, prorated for any partial calendar month, representing total base compensation of US$4,950 if the agreement remains in effect through December 31, 2026. All compensation is payable solely to Miranda and does not create a direct payment obligation to any of the individual service personnel.

Messrs. Skinner and Moore disclosed their interests in the Management Services Agreement and abstained from its approval by the Board. Kelly White, as the disinterested director, approved the agreement.

The foregoing description is qualified in its entirety by reference to the Management Services Agreement filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02(e) of Form 8-K, the information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 — Interim Vice President, Finance & Administration Services Agreement, effective September 22, 2026, between Rainmaker Worldwide Inc. and 2752128 Ontario Ltd.

10.2 — Interim Strategic Management Services Agreement, effective September 22, 2026, between Rainmaker Worldwide Inc. and Rainmaker Worldwide Inc., an Ontario corporation operating as Miranda Water Technologies.

104 — Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: September 23, 2026	By:	/s/ Michael Skinner
	Name:	Michael Skinner
	Title:	President and Director and Principal Executive Officer